UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  May 7, 2019

Commission File Number	Exact name of registrants as specified in their charters, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number
1-8841	NEXTERA ENERGY, INC.	59-2449419
2-27612	FLORIDA POWER & LIGHT COMPANY	59-0247775
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrants are an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Registrants	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NextEra Energy, Inc.	Common Stock, $0.01 Par Value	NEE	New York Stock Exchange
	6.123% Corporate Units	NEE.PRR	New York Stock Exchange

Florida Power & Light Company	None

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

On May 7, 2019, Florida Power & Light Company sold $1 billion principal amount of its Floating Rate Notes, Series due May 6, 2022 (Notes). The Notes bear interest at a rate equal to three-month LIBOR plus 0.40%, which rate will be reset quarterly on February 6, May 6, August 6 and November 6 of each year, beginning August 6, 2019. The Notes were registered under the Securities Act of 1933 pursuant to Registration Statement Nos. 333-226056, 333-226056-01 and 333-226056-02. This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with the sale of the Notes.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number	Description	NextEra Energy, Inc.	Florida Power & Light Company
4	Officer's Certificate of Florida Power & Light Company, dated May 7, 2019, creating the Floating Rate Notes, Series due May 6, 2022	x	x
5(a)	Opinion and Consent, dated May 7, 2019, of Squire Patton Boggs (US) LLP, counsel to Florida Power & Light Company, with respect to the Notes	x	x
5(b)	Opinion and Consent, dated May 7, 2019, of Morgan, Lewis & Bockius LLP, counsel to Florida Power & Light Company, with respect to the Notes	x	x

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Date:  May 7, 2019

NEXTERA ENERGY, INC.
FLORIDA POWER & LIGHT COMPANY
(Registrants)

CHARLES E. SIEVING
Charles E. Sieving Executive Vice President & General Counsel of NextEra Energy, Inc. and Executive Vice President of Florida Power & Light Company

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